UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2007

RAPHAEL INDUSTRIES LTD.

(Exact name of registrant as specified in charter)

Nevada	20-3717729
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

Suite 700, One Executive Place, 1816 Crowchild Trail N.W., Calgary, Alberta	T2M 3Y7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 261-8853

N/A

(Former name or former address, if changed since last report)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Raphael Industries Ltd. ("Raphael") announced that on December 1, 2007 Raphael extended its license agreement with Global Commodity Press ("GCP") until December 1, 2009. The main provisions of the license agreement authorize Raphael to market GCP's lists to companies, individuals or other entities that are prospective users of the lists. The license agreement stipulates that Raphael shall retain 30% net of rental income.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

RAPHAEL INDUSTRIES LTD.

Signature	Title	Date

ARNE RAABE Arne Raabe	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	December 4, 2007